Exhibit 10.20

EXECUTION COPY

QUOTESMITH.COM, INC.

PROMISSORY NOTE (“NOTE”)

U.S.$6,500,000	Darien, Illinois
May 7, 2004

FOR VALUE RECEIVED, QUOTESMITH.COM, INC., a Delaware corporation (the “Debtor”), hereby unconditionally promises to pay to the order of ZIONS BANCORPORATION, a Utah corporation (the “Holder”), the principal sum of SIX MILLION FIVE HUNDRED THOUSAND UNITED STATES DOLLARS (U.S. $6,500,000), together with accrued and unpaid interest, in lawful money of the United States of America and in immediately available funds on the earlier of (i) November 7, 2004 and (ii) the Closing (as defined in that certain Stock Purchase Agreement, dated as of March 1, 2004, as amended, extended or otherwise modified, the “Stock Purchase Agreement”, between the Debtor and the Holder) (the “Maturity Date”).

The Debtor hereby further promises to pay interest to the order of the Holder on the unpaid principal amount of this Note at the Interest Rate, as defined herein, from the date hereof until the indebtedness evidenced by this Note is paid in full in cash.  Such interest shall be paid in like money quarterly in arrears on August 7 and November 7, 2004 (each an “Interest Payment Date”) and thereafter on demand.  Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that the first Interest Payment Date shall be August 7, 2004.

The Debtor shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and installments of interest (without regard to any applicable grace periods) from time to time on demand at a rate that is 4% per annum in excess of the rate then in effect.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

All payments that are due and payable on this Note shall be made by wire transfer of immediately available funds in United States Dollars to such account as the Holder may designate in writing no later than 12:00 p.m., Chicago time, on the date any such amounts are due and payable, without presentation or surrender of this Note.

1.                                       Certain Definitions.

(a)                                  “Affiliate” means, as to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under direct or indirect common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

(b)                                 “Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated as of January 31, 2004 (executed on March 1, 2004), by and among the Debtor, Life Quotes Acquisition, Inc., Kenneth L. Manley and Life Quotes, Inc., as amended.

(c)                                  “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(d)                                 “Cash Equivalents” means:

(1)                                  U.S. Government Obligations having maturities of not more than 12 months from the date of acquisition;

(2)                                  certificates of deposit with maturities of 12 months or less from the date of acquisition with any domestic commercial bank having capital and surplus in excess of $500.0 million;

(3)                                  commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group; and

(4)                                  money market funds registered with the SEC and meeting the requirements of Section 2(a)(7) of the Investment Company Act of 1940 and, in each case, maturing within 6 months after the date of acquisition.

(e)                                  “Company Meeting” means the meeting of the shareholders of the Debtor to consider and vote upon, among other things, the approval of the issuance of 2,363,636 shares of its common stock to the Holder pursuant to the terms and conditions set forth in the Stock Purchase Agreement.

(f)                                    “Contract” means any mortgage, indenture, security agreement, evidence of Indebtedness, lease, license, agreement, understanding, instrument, undertaking or other contract of any kind.

(g)                                 “Encumbrance” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to file any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

(h)                                 “Equity Interests” of any Person means any shares of any class or series or any securities (including debt securities) convertible into or exercisable or exchangeable for shares of any class or series of capital stock of such Person (or which are convertible into or exercisable or exchangeable for another security which is, in turn, convertible into or exercisable or exchangeable for shares of any class or series of capital stock of such Person), whether now authorized or not.

(i)                                     “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America as applied on a consistent basis.

(j)                                     “Governmental Body” means (i) the government of (a) the United States of America or any state or other political subdivision thereof or (b) any jurisdiction (domestic or foreign) in which the Debtor or any of its Subsidiaries conducts all or any part of its business or which asserts jurisdiction over the Debtor or any of its Subsidiaries or any of their respective properties, or (ii) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

(k)                                  “Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person to:

(i)                                     purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness;

(ii)                                  purchase property, securities or services for the purposes of assuring the holder of such Indebtedness of the payment of such Indebtedness; or

(iii)                               maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness.

provided, however, that the term “Guarantee” shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

(l)                                     “Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume (pursuant to a merger, consolidation, acquisition or other transaction), Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.  Indebtedness otherwise Incurred by a Person before it becomes a Subsidiary of a Person shall be deemed to have been Incurred at the time it becomes such a Subsidiary.

(m)                               “Indebtedness” means, with respect to any Person, without duplication, all indebtedness, obligations and liabilities of such Person to any other Person (whether recourse is to all or a portion of the assets of such Person and whether or not contingent):

(i)                                     for borrowed money;

(ii)                                  evidenced by bonds, notes, debentures and other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses;

(iii)                               under conditional sale or other title retention agreements relating to property purchased by such Person;

(iv)                              secured by any Encumbrance on property owned or acquired by such Person whether or not such indebtedness, obligation or liability has been assumed by such Person;

(v)                                 under capital leases;

(vi)                              with respect to letters of credit, acceptances or similar facilities issued for the account of such Person;

(vii)                           under interest rate swap, cap, collar or similar agreements or foreign currency hedge, exchange or similar agreements of such Person;

(viii)                        to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests;

(ix)                                issued or assumed as the deferred purchase price of property or services (other than trade payables and accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith); and

(x)                                   every obligation of the type referred to in subsections (i) through (ix) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is liable, directly or indirectly, as obligor, Guarantor or otherwise, to the extent of such Guarantee or other liability.

(n)                                 “Interest Rate” means 4% per annum; provided, however, that beginning on July 7, 2004 the Interest Rate shall be increased automatically by 1% (100 basis points) on the 7th day of each month until the principal balance, and any accrued and unpaid interest, shall have been paid in full in cash.

(o)                                 “Investment Company Act” means the Investment Company Act of 1940, as amended.

(p)                                 “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commissions, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP;

(q)                                 “Permitted Encumbrance” means:

(i)                                     any lien for Taxes, assessments, charges or levies that are not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(ii)                                  any lien arising in the ordinary course of business by operation of law with respect to amounts that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and

(iii)                               any lien created in favor of the Debtor or any of its Subsidiaries;

(iv)                              deposits under workmen’s compensation, unemployment insurance, social security and other similar laws; and

(v)                                 purchase money liens or purchase money security interests upon or in any property acquired or held by the Debtor in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property.

(r)                                    “Permitted Investments” means:

(i)                                     any Investment in the Debtor or in a Wholly Owned Subsidiary of the Debtor that is engaged in a line of business the same as, or similar or related to, the line of business the Debtor and its Subsidiaries were engaged in on the date hereof;

(ii)                                  any Investment in cash or Cash Equivalents;

(iii)                               the transactions contemplated by the Asset Purchase Agreement and the Real Estate Purchase Agreement; and

(iv)                              advances to employees of the Debtor and its Subsidiaries in the ordinary course of business.

(s)                                  “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, business trust, association, organization, Governmental Body or other entity of any kind or nature.

(t)                                    “Real Estate Purchase Agreement” means that certain Real Estate Purchase and Sale Agreement, dated as of January 31, 2004 (executed on March 1, 2004), by and between the Kenneth L. Manley Revocable Trust dated as of June 10, 1987 and Life Quotes Acquisition, Inc.

(u)                                 “Restricted Investment” means any Investment other than a Permitted Investment.

(v)                                 “SEC” means the United States Securities and Exchange Commission, or any successor agency thereto.

(w)                               “Securities Act” means the Securities Act of 1933, as amended.

(x)                                   “Subsidiary” of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least majority ownership and the power to direct the management or policies thereof.

(y)                                 “Taxes” means all federal, state, local and foreign taxes, charges, fees, customs, duties, levies or other assessments, however denominated, including, without limitation, all net income, gross income, profits, gains, gross receipts, sales, use, value added, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment, capital stock or any other taxes, charges, fees, customs, duties, levies or other assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

(z)                                   “U.S. Government Obligation” means:

(1)                                  any security which is a direct obligation of the United States of America the payment of which the full faith and credit of the United States of America is pledged or an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, is not callable or redeemable at the option of the issuer thereof; and

(2)                                  any depository receipt issued by a bank (as defined in the Securities Act) as custodian with respect to any U.S. Government Obligation and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depository receipt.

(aa)                            “Voting Stock” of any Person means securities of such Person which ordinarily have voting power for the election of directors (or persons performing similar functions) of such Person.

(bb)                          “Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding capital stock of which (other than directors’ qualifying shares)

shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person (or any combination thereof).

2.                                       Prepayment.  This Note may be prepaid by the Debtor at any time in whole or in part without any prepayment fee or penalty by payment of the unpaid principal amount, or part thereof, together with accrued and unpaid interest.  Any such prepayment shall be applied first to interest and then to principal.

3.                                       Representations and Warranties.  The Debtor hereby represents and warrants to the Holder, as of the date of making this Note, as follows:

(a)                                  Corporate Authority.  The Debtor has full corporate power and authority to execute and deliver, and to incur and perform its obligations under, this Note.  This Note has been duly authorized by all proper and necessary corporate action.  No consent or approval of stockholders is required as a condition to the validity or performance of, or the exercise by the Holder of any of its rights or remedies under, this Note.

(b)                                 Authorization.  No consent, permission, waiver, approval, order, exemption, license or authorization of, or registration, application, notification, request, qualification, designation, declaration or filing with, any (i) Governmental Body or (ii) any party to any Contract to which the Debtor or any of its Subsidiaries is a party or is bound or to which any of their property is subject, is required by the Debtor or any of its Subsidiaries in connection with the authorization, execution, delivery and performance of this Note.

(c)                                  Binding Obligation.  This Note has been duly authorized, executed, issued and delivered and constitutes a valid and legally binding obligation of the Debtor enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(d)                                 No Conflicts.  There is no law, statute, rule, regulation, order or judgment, and no provision of any Contract binding upon the Debtor or any of its Subsidiaries, or affecting any of their properties, and no provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Debtor or any of its Subsidiaries, that would prohibit, conflict with or in any way impair the execution or delivery of, or the incurrence or performance of any obligations of the Debtor under, this Note.

(e)                                  Use of Proceeds.  The proceeds of this Note will be used by the Debtor exclusively for the consummation of the transactions contemplated by the Asset Purchase Agreement and the Real Estate Purchase Agreement and the fees and expenses related thereto.

(f)                                    Margin Regulations.  This Note and the use of the proceeds hereof as contemplated herein will not violate or be inconsistent with any of the provisions of Regulation T, U or X (or any successor regulations) of the Board of Governors of the Federal Reserve System.

(g)                                 Offering.  The offer and issuance of this Note to the Holder will be exempt from the registration and prospectus delivery requirements of the Securities Act and applicable blue-sky laws and neither the Debtor nor any of its Subsidiaries or any authorized agent acting on the Debtor’s or any of its Subsidiaries’ behalf will take any action hereafter that would cause the loss of such exemption.

(h)                                 Compliance with Laws and Charter Documents.  Neither the Debtor nor any of its Subsidiaries is, or as a result of performing any of its obligations hereunder will be, in violation or default of (i) any law, statute, rule, regulation, order or judgment of any Governmental Body applicable to it or its properties or assets, (ii) its certificate of incorporation, by-laws or any similar organizational documents or (iii) any Contract (including, without limitation, the Stock Purchase Agreement or the Investor Rights Agreement, dated as of March 1, 2004, by and among the Debtor, the Holder and the other individual stockholders party thereto) to which the Debtor or any of its Subsidiaries is a party or is bound or to which any of their property is subject.

(i)                                     Investment Company Act.  The Debtor is not, and after giving effect to the offering and issuance of this Note, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940.

(j)                                     No Brokers.  No agent, broker, investment banker, Person or firm acting on behalf of or under the authority of the Debtor is or will be entitled to any broker’s or finder’s fee or any other commission, directly or indirectly, in connection with the issuance of this Note

(k)                                  Representations and Warranties in Stock Purchase Agreement.  Each of the representations and warranties of the Debtor in the Stock Purchase Agreement are true and correct as of the date hereof, except to the extent such representations and warranties specifically speak as to an earlier date, in which case they shall be true and correct as of such earlier date.

All representations and warranties made by the Debtor in this Note shall (i) be considered to have been relied upon by the Holder, (ii) survive this Note regardless of any investigation made by, or on behalf of, the Holder, and (iii) continue in full force and effect as long as any amount payable under this Note remains unpaid.

4.                                       Affirmative Covenants.

(a)                                  Company Meeting.  The Debtor agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things on its part necessary to convene the Company Meeting by July 7, 2004.  Without limiting the generality of the foregoing, the Debtor agrees to reasonably cooperate with the SEC in its review of the Debtor’s preliminary proxy statement relating to the Company Meeting, filed on April 6, 2004 (the “Preliminary Proxy Statement”), and to use its best efforts to file as soon as practicable a definitive proxy statement relating to the Company Meeting which complies with the applicable provisions of the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including Regulation 14A, and any other applicable laws.  The Debtor agrees to advise the Holder, promptly after it receives notice thereof, of any request by the SEC for any amendment to the Preliminary Proxy Statement or comments thereon or requests by the SEC for additional information.

(b)                                 Use of Proceeds.  The proceeds of this Note shall be used by the Debtor exclusively for the consummation of the transactions contemplated by the Asset Purchase Agreement and the Real Estate Purchase Agreement and the fees and expenses related thereto.

5.                                       Negative Covenants.  The Debtor covenants that so long as this Note is outstanding:

(a)                                  Restricted Payments.  Without the prior written consent of the Holder, the Debtor shall not, and shall not permit any Subsidiary to, directly or indirectly:

(i)                                     make, declare, pay or set aside for payment any dividend, distribution or other payment of cash, stock or other property on or declare or make any other distribution, directly or indirectly, on account of any Equity Interests;

(ii)                                  purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Debtor or any Affiliate thereof (other than its Subsidiaries);

(iii)                               make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is ranked pari passu or subordinate in right of payment to this Note, except at final maturity thereof; or

(iv)                              make any Restricted Investment.

(b)                                 Limitation on Issuance of Indebtedness.  Without the prior written consent of the Holder, the Debtor shall not, and shall not permit any Subsidiary to, directly or indirectly, Incur any Indebtedness in excess of $25,000 individually or in the aggregate.

(c)                                  Limitation on Encumbrances.  Without the prior written consent of the Holder, the Debtor shall not, and shall not permit any Subsidiary to, directly or indirectly, Incur or otherwise cause to exist or suffer to exist or become effective any Encumbrance on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, other than a Permitted Encumbrance.

6.                                       Events of Default.  Each of the following constitutes an event of default hereunder (each, an “Event of Default”):

(a)                                  the Debtor defaults in the payment when due of interest on this Note and such default continues for a period of 10 days; or

(b)                                 the Debtor defaults in the payment when due of the principal of this Note when the same becomes due and payable, whether on the Maturity Date, upon prepayment or otherwise; or

(c)                                  the Debtor fails to comply with the provisions of Sections 4 or 5 hereof; or

(d)                                 the Debtor fails to observe or perform any other term, covenant or agreement contained in this Note and such failure shall have continued unremedied for a period of 30 days after written notice to the Debtor from the Holder of such failure; or

(e)                                  any representation or warranty made by the Debtor hereunder was false or misleading in any material respect when so made or deemed made; or

(f)                                    a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Debtor or any of its Subsidiaries (or the payment of which is Guaranteed by the Debtor or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness on or prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $500,000 or more; or

(g)                                 the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Debtor or any of its Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Debtor or any such Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Debtor or any such Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Debtor or any such Subsidiary of any substantial part of the property of the Debtor or any such Subsidiary, or ordering the winding up or liquidation of the affairs of the Debtor or any such Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(h)                                 the commencement by the Debtor or any of its Subsidiaries of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Debtor or any of its Subsidiaries to the entry of a decree or order for relief in respect of the Debtor or any of its Subsidiaries in an involuntary case or proceeding under applicable federal or state bankruptcy, insolvency, reorganization or other similar law to the commencement of any bankruptcy or insolvency case or proceeding against the Debtor or any of its Subsidiaries, or the filing by the Debtor or any such Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Debtor or any such Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Debtor or any of its Subsidiaries of any substantial part of the property of the Debtor or any of its Subsidiaries, or the making by the Debtor or any of its Subsidiaries of an assignment for the benefit of creditors, or the admission by the Debtor or any such Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Debtor or any such Subsidiary in furtherance of any such action.

7.                                       Remedies on Default.

(a)                                  Acceleration.

(i)                                     If an Event of Default with respect to the Debtor described in paragraph (g) or (h) of Section 6 has occurred, all principal and interest payable on this Note shall automatically become immediately due and payable (without presentment, demand, protest or further notice, all of which are hereby waived).

(ii)                                  If any other Event of Default has occurred and is continuing, the Holder may at any time at its option, by notice to the Debtor, declare all principal and interest payable on this Note to be immediately due and payable (without presentment, demand, protest or further notice, all of which are hereby waived).

(b)                                 No Waivers or Election of Remedies.  No failure on the part of the Holder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power.  All remedies under this Note, by law or otherwise, afforded to the Holder shall be cumulative and not alternative.

(c)                                  Expenses.  Without limiting the obligations of the Debtor herein, the Debtor shall pay to the Holder on demand such further amount as shall be sufficient to cover the costs and expenses of the Holder incurred in any enforcement or collection under this Section 7, including, without limitation, attorneys’ fees, expenses and disbursements.

8.                                       Miscellaneous.

(a)                                  Successors and Assigns.  Subject to the restrictions on transfer described in Section 8(c) below, the rights and obligations of the Debtor and the Holder shall be binding upon and benefit their respective successors, assigns and transferees.

(b)                                 Waiver and Amendment.  Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Debtor and the Holder.

(c)                                  Assignment.  This Note and the rights, interests and obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Debtor without the prior written consent of the Holder.  This Note and the rights, interests and obligations hereunder, may be assigned, sold or transferred by operation of law or otherwise, in whole or in part, by the Holder to any Affiliate thereof.  Any attempted assignment by the Debtor contrary to the provisions of this Section 8(c) shall be null and void.

(d)                                 Addresses for Notices.  All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Note shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if personally delivered by hand, (ii) on the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) on the date of delivery if sent by a nationally recognized overnight express courier (with charges prepaid), (iv) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient’s facsimile machine) of receipt by the recipient of such notice (if a confirming copy is also sent by another method) or (v) by any other method of communication mutually agreed to by the parties hereto:

If to the Holder:                                                            Zions Bancorporation

One South Main Street, Suite 1138

Salt Lake City, Utah 84111

Attention:  John B. Hopkins

Telephone No.: (801) 844-8587

Facsimile No.:  (801) 524-2129

With a copy, which shall not constitute notice, to:

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, California  90067

Attention: Stanley F. Farrar

Telephone No.: (310) 712-6600

Facsimile No.:  (310) 712-8800

If to the Debtor:

Quotesmith.com, Inc.

8205 South Cass Avenue

Darien, Illinois 60561

Attention: Bob Bland

Telephone No.:  (630) 515-0170 ext. 101

Facsimile No.:   (630) 515-0276

With a copy, which shall not constitute notice, to:

Duane Morris LLP

227 West Monroe, Suite 3400

Chicago, Illinois 60606

Attention: David J. Kaufman

Telephone No: (312) 499-6741

Facsimile No:  (312) 499-6701

(e)                                  Severability.  In case any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(f)                                    Governing Law; Venue; Waiver of Jury Trial.

(i)                                     THIS NOTE SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.  The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in Delaware solely in respect of the interpretation and enforcement of the provisions of this Note, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Note may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such Delaware state or federal court located in Delaware.  The parties hereby consent to and grant any such court jurisdiction over the person and property of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8(d) or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(ii)                                  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE, OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(f).

(g)                                 Titles and Subtitles.  The titles and subtitles used in this Note are used for convenience of reference only and are not to be considered in construing or interpreting this Note.

(h)                                 No Third Party Beneficiaries.  Nothing in this Note, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Note.

IN WITNESS WHEREOF, the Debtor has caused this Note to be issued as of the date first written above.

QUOTESMITH.COM, INC.

By:	/s/ Robert S. Bland
	Name:	Robert S. Bland
	Title:	Chairman, President and Chief Executive Officer